Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-221133) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185, 333-204477 and 333-209701) of Altria Group, Inc. of our reports dated 13 March 2019, relating to the 2018, 2017 and 2016 consolidated financial statements of Anheuser-Busch InBev SA/NV, and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting as of 31 December 2018, appearing in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2018, which are incorporated by reference into this Amendment No. 1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended 31 December 2018.

Zaventem, Belgium
29 May 2019

/s/Joël Brehmen
Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises CVBA / SCRL
Represented by Joël Brehmen